Exhibit 99.1

The Mullen THREE, Class 3 EV Truck Now CARB Certified and Ready for Sale in All CARB States and District of Columbia

Certification opens the Mullen THREE EV truck with a suggested MSRP of $68,500.00 to important state incentive programs; including opportunity with California’s HVIP project, which offers a rebate of up to $45,000.00 and, when combined with $7,500.00.00 federal tax credit, equals a net effective cost of less than $20,000.00 for the Mullen THREE

CARB-compliant states and locations include: California, Connecticut, Colorado, Delaware, Maine, Maryland, Massachusetts, New Jersey, New Mexico, New York, Oregon, Pennsylvania, Rhode Island, Vermont and the District of Columbia

BREA, Calif., Jan. 29, 2024 – via IBN – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today announces the achievement of a key commercial EV milestone with its all-electric Class 3 low cab forward chassis truck, receiving certification from the California Air Resources Board (“CARB”). The certification is awarded to vehicle manufacturers who meet specific emissions standards in compliance with CARB regulations. The District of Columbia and 14 states, including California, have adopted vehicle standards under Section 177  of the Clean Air Act (42 U.S.C. §7507), which requires additional approvals beyond EPA regulations.

Mullen’s Class 1 and Class 3 commercial vehicles are now both in receipt of Environmental Protection Agency (“EPA”) and CARB certifications. Both vehicles are also in full compliance with U.S. Federal Motor Vehicle Safety Standards. Having received credentials from CARB and the EPA, Mullen can now sell both the Mullen ONE and THREE in every state throughout the U.S. A copy of Mullen’s Class 3 CARB certification can be found on MullenUSA.com.

Additionally, CARB certification opens both the Mullen ONE and THREE eligibility for critical state EV incentive programs, which vary by each eligible CARB-compliant state. The certification takes on even more significance with CARB’s recent Advanced Clean Fleets (“ACF”) regulation, which will have a requirement that state and local government fleets, including city, county, special district, and state agency fleets, ensure 50% of vehicle purchases are zero-emission beginning in 2024 and 100% of vehicle purchases are zero-emission by 2027. Fleets that fall under high priority may also elect to utilize ZEV milestones as an option to meet overall ZEV targets.

California’s HVIP project is an example of a valuable state incentive program available to CARB-certified vehicles. Under HVIP, the Mullen THREE EV truck, with a suggested MSRP of $68,500.00, may qualify for a rebate of up to $45,000.00 and, when combined with the available $7,500.00 federal tax credit, the net effective cost of the Mullen THREE would be less than $20,000.00.

“CARB approval accelerates commercialization of the Mullen THREE and makes our vehicle even more appealing to customers who want to electrify their fleets,” said David Michery, CEO and chairman of Mullen Automotive. “Having both our Class 1 and Class 3 commercial EVs now CARB and EPA certified will continue to drive sales in all states across America.”

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements.

Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to what extent, if any, the Mullen Class 1 and 3 will benefit from state or federal cash or other incentive programs, the total cost of these vehicles to purchasers and the impact on sales, if any, due to the CARB and EPA certifications. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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